EXHIBIT 99.14

[Logo]   United                                       MASTER POLICY
         Guaranty
         PO Box 21367
         Greensboro, NC 27420
         (800) 334-8966

                                                REPORTING ACCEPTANCE PROGRAM

United Guaranty Mortgage Indemnity Company

A stock insurance company herein called the Company, in consideration of the premium or premiums to be paid as hereinafter specified and in reliance upon the Insured's representations and statements made in any application for coverage under this Policy and in any documents and writings, including any data transferred by electronic media related thereto, agrees to pay to the
Insured identified below benefits as herein set forth upon Default by a
Borrower on a Loan subject to the terms and conditions of the related
Certificate and of this Policy.

-------------------------------------------------------------------------------------------------------------------------
Insured                                   4-1398-014                 Policy                    Effective Date
                                                                     DEA                       3/30/07
                                                                     ------------------------- --------------------------
                                                                     Endorsements              Effective Dates
                                                                     DEA1117                   3/30/07
The BK OF NY TRUST CO NA/CWABS-2007-6/BULK 86
5730 KATELLA AVENUE
CYPRESS, CALIFORNIA   90630

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IN WITNESS WHEREOF, the Company has caused this Master Policy to be signed by its duly authorized officers and to become effective and binding on the Company when executed by its duly authorized representative.

/s/ Bill V. Nutt                          /s/ Elizabeth M. Tuck
-----------------                         --------------------------
President                                 Secretary

                            /s/ Melissa J. Williams
                            ---------------------------------
                            Authorized Representative

                  ATTACH TO MASTER POLICY TERMS & CONDITIONS

GC0880 06/98 rev. 10/00        HOME OFFICE COPY SC                      02239
UGR 208.2 06/98

                         ATTACH DECLARATION PAGE HERE

                                                                 MASTER POLICY

AIG United Guaranty

                 United Guaranty Residential Insurance Company
      203 N. Elm Street/2740, P.O. Box 21367, Greensboro, NC 27420-1367
            800/334-8966  o  www.ugcorp.com  o  www.ugmiguide.com

         A Member Company of American International Group, Inc. (AIG)

                                      i

  2.5 Renewal of Certificate and Cancellation for Non-Payment of Renewal

  2.9 Discontinuance of the Issuance of Certificates by the Company;

                                      ii

  6.12 Amendments; Waiver...................................................30
  6.13 Titles...............................................................30

                                     iii

                             Terms and Conditions

1      Definitions

1.1   Acquisition of Borrower's  Title--Acquisition  of Borrower's Title means the acquisition of the Borrower's Title to the Property

          (a) by the Insured

          (i)  in accordance with Section 4.5 (Voluntary Conveyance) or

          (ii) at a foreclosure or trustee's sale or

     (b)  by any other Person

          (i)  in accordance with Section 4.7 (Mitigation of Damages) or

          (ii) at a foreclosure or trustee's sale when the Insured bids in accordance with the bidding instructions provided by the
               Company or

          (iii) by a conveyance from the Borrower after the Company has elected to pay the Loss under Section 4.4(d) or has waived its right under Section 5.3(c)(i), or otherwise, to pay the Loss under the terms of Section 5.3(a)(i) (the Purchase Option).

1.2 Appropriate Proceedings--Appropriate Proceedings mean any legal or administrative action by the Insured affecting either the Loan or the title to the Property, and include, but are not limited to,

     (a)  enforcing the terms of the Loan as allowed by the laws where the
          Property is located or

     (b)  pursuing Acquisition of Borrower's Title other than by any voluntary conveyance under Section 4.5 (Voluntary Conveyance) or

     (c)  asserting the Insured's interest in the Property in a Borrower's bankruptcy.

1.3 Beneficiary--Beneficiary means the owner of a Loan.

1.4 Borrower--Borrower means any Person required to repay the debt obligation created pursuant to the Loan. The Borrower shall include any co-signer or guarantor of the Loan.

1.5 Borrower's Own Funds--Borrower's Own Funds mean monies saved and/or earned by Borrower and gifts from family members to Borrower where there is no promise or expectation of repayment. Borrower's Own Funds do not mean a non-family gift or third-party payment to Borrower or to the Insured on behalf of Borrower, whether or not characterized as a gift, with the exception of any escrows which are fully disclosed in writing to the
   Company prior to issuance of the Commitment, regardless of whether such non-family gift or third-party payment is used to make payment to the
   Insured or is used for other purposes by Borrower so Borrower can use his funds for payment to the Insured.

                                 page 1 of 30

1.6 Borrower's Title--Borrower's Title means all of the Borrower's rights, title and interest in and to the Property, free and clear of the First Deed of Trust and free and clear of the Borrower's rights of redemption in and to the Property. Borrower's Title may be, but need not be, the equivalent of Good and Merchantable Title.

1.7 Certificate--Certificate means the document extending the indicated
   coverage option to a specified Loan under this Policy.

1.8 Claim--Claim means the filed written request, made on a form provided or approved by the Company, to receive the benefits of this Policy.

1.9 Claim Amount--Claim Amount means the amount calculated in accordance with
   Section 5.2 (Calculation of Claim Amount).

1.10 Commitment--Commitment means the document issued by the Company pursuant to this Policy indicating the terms and conditions under which the Company will extend the indicated coverage option to a specified loan and which will become a Certificate upon satisfaction of the requirements set forth therein.

1.11 Consummated--Consummated means the later of

     (a)  the date on which the Loan was closed and all Loan documents were executed or

     (b)  the date on which the funds under the Loan were initially disbursed to or for the account of the Borrower.

1.12 Court Expenses--Court Expenses mean the reasonable out-of-pocket cost of initiating and conducting Appropriate Proceedings and any eviction proceedings, and moving expenses, if moving expenses are required by law to be paid by the evicting party. These expenses do not include reimbursement for any time spent by the Insured or the Insured's employees, officers or agents, nor do these expenses include attorneys' fees.

1.13 Default--Default means the failure by a Borrower to pay when due a nonaccelerated amount equal to or greater than one (1) regular monthly periodic payment due under the terms of the Loan or the violation by the
   Borrower of any Due-on-Sale Clause, but does not mean the violation by the
   Borrower of any other term or condition of the Loan, or any instrument securing the Loan and creating a lien or charge on the Property, which is the basis for an acceleration of maturity of the Loan and a foreclosure action under the instrument securing the Loan and creating a lien or charge on the Property. A Loan is deemed to be in Default for that month as of the close of business on the installment due date for which a scheduled monthly payment has not been made or on the date the Insured first discovers or should have discovered the violation of a Due-on-Sale Clause. For example, a Loan is "three (3) months in Default" if the monthly installments due on
   January 1 through March 1 remain unpaid as of the close of business on
   March 1.

1.14 Due-on-Sale Clause--Due-on-Sale Clause means a contractual provision granting to the Insured the right to accelerate the maturity of the Loan upon a transfer of title to or an interest in the Property.

1.15  Effective Date--Effective Date means

     (a)  with respect to this Policy, the date designated as such on the face of this Policy and

                                 page 2 of 30

     (b)  with respect to a Certificate

          (i)  for new Loans, 12:01 a.m. on the date the Loan was Consummated
               or

          (ii) for other Loans, 12:01 a.m. on the date of coverage as indicated on the Certificate.

   A new Loan is a Loan which was not Consummated as of the date the Insured submitted an application for coverage under this Policy.

1.16 Environmental Impairment--Environmental Impairment means the presence of any "Hazardous Substance" as that term is defined by the federal
   Comprehensive Environmental Response, Compensation, and Liability Act (42
   U.S.C. ss.9601 et seq., as amended from time to time) or any similar state law, or any "Hazardous Waste" or "Regulated Substance" as those terms are defined by the federal Resource Conservation and Recovery Act (42 U.S.C.
   ss.6901 et seq., as amended from time to time) or any similar state law, which terms are deemed to include, but not be limited to,

     (a)  nuclear or radioactive contamination, or

     (b)  contamination by toxic waste, chemicals or other hazardous substances or other pollution, or

     (c)  contamination by electromagnetic fields or radiation, or

     (d)  other environmental or similar hazards or a condition that is generally claimed to be such a hazard affecting the Property.

   Environmental Impairment does not mean the presence of radon gas, lead paint, or asbestos.

1.17  Fair Market Value--Fair Market Value means the lesser of

     (a)  the appraised value of the Property or

     (b)  if applicable, the purchase price of the Property (or the construction cost plus lot value, if applicable) of the Property, as both are shown on the related Certificate.

1.18 First Deed of Trust--First Deed of Trust means a mortgage, deed of trust, or other instrument which

     (a)  constitutes or is equivalent to a first lien or encumbrance on the
          Property, subject only to the Permitted Encumbrances, and

     (b)  will allow the Person secured thereby, directly or by a trustee or other Person, to foreclose on the Property upon default thereunder or under the loan secured thereby and thereby acquire title to the
          Property, subject only to the Permitted Encumbrances.

1.19 First Party--First Party means the Insured, any officer, employee or agent of the Insured, or any broker or intermediary originating the Loan, or anyone under contract with such Persons in connection with such origination, such as an appraiser or escrow agent.

1.20  Five Percent (5%) Down Payment--Five Percent (5%) Down Payment means page 3 of 30

     (a)  a cash contribution made by the Borrower, prior to or contemporaneously with the Loan being Consummated, with non-borrowed funds (and these non-borrowed funds may not consist of funds received by gift), except as fully disclosed in writing to the
          Company prior to issuance of the Commitment, towards the purchase price of the Property in an amount not less than five percent (5%)
          of the Fair Market Value of the Property or

     (b)  a noncash form of equity in the Property provided by the Borrower, prior to or contemporaneously with the Loan being Consummated, towards the purchase price of the Property in an amount not less than five percent (5%) of the Fair Market Value of the Property.

1.21 Good and Merchantable Title--Good and Merchantable Title means the title to the Property free and clear of all liens, encumbrances, covenants, conditions, restrictions, encroachments, impediments, easements, rights of redemption and other rights and claims of the Borrower or any other Person, except for the Permitted Encumbrances. Notwithstanding the foregoing, Good and Merchantable Title does not exist if (a) the Property does not have convenient means of ingress and egress and use and enjoyment of freely alienable rights to municipal or private sources of water and means of sewage disposal, whether such rights are by easement or covenant running with the Property reflected in the public records relating to the Property, unless such was disclosed to the Company in the application, or (b) the
   Property is subject to any lien pursuant to the Comprehensive Environmental
   Response, Compensation, and Liability Act, as amended from time to time, or any similar federal, state, or local law providing for liens in connection with the treatment of environmental conditions, or if notice has been given of commencement of proceedings that could result in such lien.

1.22 Indemnified Persons--Indemnified Persons mean the Company and each of its directors, officers, employees, agents, successors and assigns.

1.23  Insured--Insured means

     (a)  the Person designated on the face of this Policy or

     (b)  if the Loan is sold, assigned or transferred, the Beneficiary, upon request by the Beneficiary to become the Insured, or

     (c)  if the servicing of the Loan is sold, assigned or transferred, the
          Servicer, if the Beneficiary is not the Insured.

1.24 Loan--Loan means the indebtedness of a Borrower as evidenced by a note, bond, or other evidence of indebtedness secured by a mortgage, deed of trust, or other instrument, which constitutes or is equivalent to a first lien or charge on the Property and which the Company has underwritten and approved and to which coverage under this Policy has been extended.

                                 page 4 of 30

1.25  Loan File Documents--Loan File Documents mean

     (a)  copy of Reporting Acceptance Program(R) Reporting Form, fully completed, signed and dated,

     (b)  original Certificate,

     (c)  original lender application form, fully completed, signed and dated by Borrower,

     (d)  original FNMA form of appraisal, with three comparables, original photographs and a legal description of the Property, if required by the Company,

     (e)  original Residential Mortgage Credit Report on Borrower and (if
          applicable) credit explanation and supporting documentation, if required by the Company,

     (f)  original Verification(s) of Employment, Income and Deposit on forms acceptable under and conforming to FNMA and FHLMC guidelines, or acceptable alternative documents permitted under FNMA and FHLMC guidelines,

     (g)  original fully-executed contract of sale (if applicable),

     (h)  original housing payment history (if applicable),

     (i)  original industry-accepted income analysis (if applicable), fully completed, signed and dated or copies of complete federal tax returns for previous two (2) years, signed and dated by the Borrower
          (if applicable),

     (j)  original HUD-1 Settlement Statement and Verification of Mortgage
          Balance (if applicable),

     (k)  original promissory note and mortgage/deed of trust, together with any addenda thereto,

     (l)  original title insurance policy relating to the Property (if applicable),

     (m)  original assumption agreement (if applicable), and

     (n)  all documents required by any Special Rating Plan or other program under which the Insured submitted its application for insurance (if applicable).

1.26 Loan Transaction--Loan Transaction means that transaction between the
   Insured and another Person having the loan, property and other characteristics as set forth on the Commitment issued hereunder with respect thereto.

1.27 Loss--Loss means the liability of the Company with respect to a Loan calculated in accordance with this Policy. A Loss shall be deemed to have occurred when a Default occurs, notwithstanding that the amount of Loss is not then either presently ascertainable or due and payable.

1.28   Permitted Encumbrances--Permitted Encumbrances mean

     (a)  any lien established by public bond, assessment or tax, when no installment, call or payment of or under such bond, assessment or tax is delinquent and

                                 page 5 of 30

     (b)  any municipal and zoning ordinances and exceptions to title waived by the regulations of federal mortgage insurers and guarantors with respect to mortgages on one-to-four family residences in effect on the date on which the Loan was closed and all documents were executed and

     (c)  any impediments which will not have a materially adverse effect on either the transferability of the Property or the sale thereof to a bona fide purchaser.

1.29 Person--Person means any individual, corporation, partnership, association or other entity.

1.30 Physical Damage--Physical Damage means any material injury to the
   Property, whether caused by accident or otherwise, occurring for whatever reason, including, but not limited to, material injury by reason of
   Environmental Impairment, or tangible physical injury or destruction of tangible property, defects in construction, land subsidence, earth movement or slippage, earthquake, flood, or any other act of God, riot, insurrection, civil strife or war affecting the Property. For purposes of this definition, material injury means that the total costs of restoration of the Property (including removal of Environmental Impairment) due to such injury is equal to or greater than Fifteen Hundred Dollars ($1500.00). In determining if injury to the Property is material and in determining the
   Claim Amount, the Company is entitled to rely upon all bona fide estimates for restoration work that it received in connection with a Claim and shall provide copies thereof to the Insured upon request.

1.31 Policy--Policy means this contract of insurance and all applications, attachments, Commitments, Certificates, amendments, endorsements, and schedules relating hereto, which are incorporated herein and made a part hereof with respect to the Loans to which they relate.

1.32 Possession of the Property--Possession of the Property means undisputed, actual and physical occupancy and control of the Property, subject only to possessory rights of third parties, if any, contemplated by the application for coverage submitted to the Company with respect to the related Loan.

1.33 Property-- Property means the Residential real property and all improvements thereon which secure the Loan, together with all built-in appliances and fixtures listed in the original appraisal (whether or not they secure the Loan under applicable Loan documents and state law) and all easements and appurtenances, all rights of access, all rights to common areas, recreational and other facilities, and all replacements or additions thereto.

1.34 Reporting Acceptance Program(R) Commitment Letter--Reporting Acceptance
   Program(R) Commitment Letter means the document designated as such by the
   Company which, when properly executed by the Company and by the Insured, commits the Company to issue this Policy on the terms and conditions outlined in that document and sets forth the parameters of loans, which meet the Reporting Acceptance Program(R) Guidelines, that are eligible for insurance under this Policy. The Company reserves the right to amend the parameters of loans, which meet the Reporting Acceptance Program(R)
   Guidelines, that are eligible for insurance under this Policy upon thirty
   (30) days' written notice.

1.35 Reporting Acceptance Program(R) Guidelines--Reporting Acceptance
   Program(R) Guidelines mean the guidelines designated as such in the
   Reporting Acceptance Program(R) Manual.

1.36 Reporting Acceptance Program(R) Manual--Reporting Acceptance Program(R)
   Manual means the document designated as such by the Company in effect as of the date of this Policy, as it may be amended and restated by the Company from time to time, which contains the Reporting Acceptance Program(R)
   Guidelines and

                                 page 6 of 30

   which sets forth the terms and conditions under which the Insured is to report coverage under this Policy. The Insured understands and agrees that the Company has the right to make changes at any time to the Reporting
   Acceptance Program(R) Manual, but no such changes shall be effective before at least sixty (60) days have elapsed from the date of delivery of notice of such changes to the Insured.

1.37 Reporting Acceptance Program(R) Reporting Form--Reporting Acceptance
   Program(R) Reporting Form means any form designated by the Company which, when properly completed, directs the Company to issue its Commitment with respect to the Loan identified therein.

1.38 Reporting Acceptance Program(R) Underwriter-- Reporting Acceptance
   Program(R) Underwriter means the individual(s) in the employ of the Insured designated by the Insured, who completes the Reporting Acceptance
   Program(R) Reporting Form in accordance with the Reporting Acceptance
   Program(R) Manual.

1.39  Residential--Residential means

     (a)  a type of building or a portion thereof which is designed for occupancy by not more than four (4) families or

     (b)  a single family condominium or PUD unit.

1.40 Servicer--Servicer means that Person, if any, who has entered into an agreement with the Beneficiary to issue billings, collect and account for payments of principal and interest from the Borrower, and/or otherwise service the Loan for the Beneficiary. The Company should be notified in writing of the identity and mailing address of such Servicer prior to its appointment, but must be notified no later than thirty (30) days after its appointment. The Servicer acts as the agent of the Beneficiary for all purposes including receiving any notices and performing any acts under this
   Policy. Any reference to the Insured in this Policy shall also equally be a reference to the Servicer.

1.41 Special Rating Plan--Special Rating Plan means any plan for which the rate for periods subsequent to the initial premium period is not determined at the time coverage begins but can vary according to the terms of the applicable rating plan or any plan for which the rate is based upon an agreement with the Insured or any Person by which the Insured or such other
   Person agrees to special underwriting criteria for the loans to be insured and/or to indemnify the Company for a portion of any Loss paid or to be paid by the Company with respect to such Loans according to the terms of the applicable rating plan.

1.42 Uninhabitable--Uninhabitable means that an Environmental Impairment to the principal Residential dwelling on the Property exceeds generally recognized standards for safe residential occupancy or, if there are no such standards, then that a fully informed and reasonable person would conclude that such dwelling does not provide a reasonably safe place to live without fear of injury to health or safety.

1.43 Gender and Number--As used herein, the masculine, feminine and neuter gender and the singular and plural number shall each equally include the other, as the context shall require.

                                 page 7 of 30

1A  Reporting Acceptance Program(R)

   1A.1 Reporting Acceptance Program(R) Manual--The Insured covenants and agrees that all Loans shall be reported by it in accordance with the terms and conditions of the Reporting Acceptance Program(R) Manual and underwritten in accordance with prudent underwriting judgment. The Insured represents to the Company that it has caused each of its Reporting
   Acceptance Program(R) Underwriters to read and review the Reporting
   Acceptance Program(R) Manual. The Insured agrees to cause each Reporting
   Acceptance Program(R) Underwriter to do the same with respect to any updates to the Reporting Acceptance Program(R) Manual.

   1A.2 Reporting Acceptance Program(R) Underwriter--The Insured shall designate one or more Reporting Acceptance Program(R) Underwriters to act on behalf of the Insured.

   1A.3 Post-Reporting Audit--The Insured shall choose one of the following post-reporting audit provisions, which shall be designated on the face of this Policy

     (a)  The Insured shall, upon request by the Company concurrently with the issuance of a Commitment, provide those documents identified in
          Section 1.25(a), (c), (d), (e), (f), (g), (h) and (i) with respect to the loan described in such Commitment and any other documents contained in the Insured's loan file with respect to that loan. The
          Company shall conduct its audit with respect to such loan within ten
          (10) days after receipt of the loan documents identified in the preceding sentence. The Company shall not exercise its rights to audit under this Section 1A.3(a) with respect to more than ten percent (10%) of the loans submitted by the Insured to the Company.

     (b)  (i) The Company or representatives designated by it shall have the right, from time to time, upon ten (10) days' advance notice to the
          Insured, to conduct a post-reporting inspection, review and audit of the information, papers, files, documents, books, records, agreements and electronically stored data, including but not limited to the Loan File Documents, prepared or maintained by or in the possession or under the control of the Insured pertaining to or in connection with Loans insured under this Policy in order to determine whether such Loans conform to the requirements of this
          Policy. The Company shall have the right to conduct such audit on the Insured's premises during normal business hours. The Insured shall cooperate fully with such audit and shall furnish to the
          Company, if requested, any and all Loan File Documents.

     (b)  (ii) The Company shall have the right upon thirty (30) days' prior written notice to obtain from the Insured a copy of the Loan File
          Documents for any Loan for which a Commitment has been tendered and
          Certificate has been issued pursuant to this Policy. The Company may exercise the foregoing right together with or separate from any post-reporting audit conducted pursuant to Section 1A.3(b)(i).

2     Coverage

2.1 Application and Commitment--The Company shall not be obligated to issue a
   Commitment with respect to any loan that is not within the parameters listed in the Reporting Acceptance Program(R) Commitment Letter. In order to obtain an extension of coverage under this Policy to a loan, the Insured shall submit, through its Reporting Acceptance Program(R) Program
   Underwriter, a Reporting Acceptance Program(R) Reporting Form furnished by or acceptable to the Company, and any other documents required by any program under which the Insured is submitting its Reporting Acceptance
   Program(R) Reporting Form. The Reporting Acceptance Program(R) Reporting
   Form for original coverage or an increase in coverage on a Loan under the applicable Commitment or Certificate, together with all supporting documentation and representations, including but not limited to the Loan
   File Documents, are incorporated therein by reference. This Policy shall automatically extend to each loan within the parameters set forth in the
   Reporting Acceptance Program(R) Commitment Letter reported by a Reporting
   Acceptance Program(R) Underwriter on behalf of the Insured provided each
   Loan has

                                 page 8 of 30

   met the requirements set forth in the Reporting Acceptance Program(R)
   Guidelines as in effect at the date of execution of the Reporting
   Acceptance Program(R) Reporting Form and is evidenced by a Certificate issued by the Company. If the Insured subsequently denies the loan application received by it from the applicant, the Insured shall, and by submitting a Reporting Acceptance Program(R) Reporting Form to the Company
   for coverage hereunder with respect thereto the Insured agrees to, bear full responsibility for notifying the applicant thereof in compliance with any state or federal laws or regulations including, without limitation, the
   Equal Credit Opportunity Act and any other similar law or regulation.

   2.1A Third-Party Underwriting Submission Services--If Insured chooses to submit a loan using a third-party underwriting submission service approved by the Company, Insured agrees that if

     (a)  the third-party underwriting submission service

          (i)  makes a material alteration in the data submitted by the originator of a Loan resulting in the Company issuing a
               Commitment or Certificate, as applicable, for the Loan which would not have been issued in the absence of such material alteration (a "System Error") or

          (ii) communicates to the Company in error that a loan meets the criteria of the third-party underwriting submission service when, based on the data received by that service, the loan does not meet those criteria (a "System Error," and collectively with the System Error in Section 2.1A(a) "System Errors") or

     (b)  there is any dishonest, fraudulent, criminal or knowingly wrongful act (including error or omission) by the third-party underwriting submission service or any of its employees or any persons or entities contracted by the third-party underwriting service to provide collateral assessment services with respect to any Loan,

   the Company shall have the right, subject to all other terms and conditions of this Policy, to cancel or rescind coverage for the particular Loan or cancel this Policy as if such System Error or dishonest, fraudulent, criminal or knowingly wrongful act (including error or omission) was committed by Insured.

2.2   Representations of the Insured--

     (a)  The Insured represents to the Company that each Loan complied with the Reporting Acceptance Program(R) Guidelines as of the date of the related Reporting Acceptance Program(R) Reporting Form and that each
          Loan was accurately and completely described in all material respects in the Reporting Acceptance Program(R) Reporting Form
          submitted in connection with the respective Loan.

     (b)  The Insured accepts the risk of any material misrepresentation
          (whether innocent or otherwise) made in matters presented to it, or another Person on behalf of the Insured, by the Borrower or any other Person in the loan application and in the appraisal, the plans and specifications, and other exhibits and documents submitted therewith or at any time thereafter, and the subsequent
          misrepresentation of that same information to the Company in the
          Reporting Acceptance Program(R) Reporting Form submitted in connection with the respective Loan, and understands and agrees that the Company will issue Commitments in reliance on the correctness and completeness thereof as submitted to the Company in the
          Reporting Acceptance Program(R) Reporting Form. Notwithstanding the
          foregoing sentence, the Company shall not have the right to rescind coverage of a Loan because of material misrepresentations in statements made and matters presented by any Person other than a
          First Party.

     (c)  If the Insured elects to submit an application for coverage based on a then-applicable Company refinance program for the refinancing of an existing loan not then insured by the Company, the terms and conditions of the applicable refinance program shall apply and, if required by the terms and conditions of the applicable refinance program, the Insured represents that (i) the existing loan is owned by either the Federal National Mortgage Association or the Federal
          Home Loan Mortgage Corporation, or their

                                 page 9 of 30

          successors, at the time the refinance application is submitted to the
          Company, and (ii) the refinanced loan will meet the requirements of the appropriate modified refinance application process of the
          Federal National Mortgage Association or the Federal Home Loan
          Mortgage Corporation, or their successors.

2.3 Initial Premium--Within fifteen (15) days from the Effective Date of the
   Certificate, the Insured shall forward the appropriate initial premium due to the Company, except that if the Insured submits an application under a premium plan which allows a later initial premium payment the Insured shall comply with the terms of that premium plan. After the time to submit the initial premium has passed, the Company shall not be obligated to accept any initial premium tendered and, if it does so, its liability shall in no event exceed the amount thereof should any Default have occurred prior to its receipt by the Company.

2.4   Special Rating Plans--

     (a)  If the Insured elects to pay the premium based on a then-applicable
          Special Rating Plan

          (i)  the terms and conditions on the applicable Special Rating Plan rate schedule shall apply and

          (ii) the Insured shall complete and return to the Company all required documentation, if applicable, and shall provide to the
               Company all information necessary for the Company to administer the Special Rating Plan and

          (iii) the Insured agrees the Company may disclose to any Person information relating to the documentation and information
               specified in subsection (a)(ii), as defined in the applicable
               Special Rating Plan rate schedule, which is necessary for
               billing, servicing or otherwise handling premium payments under the Special Rating Plan and

          (iv) the Company shall have the right on ten (10) days' notice to examine the books and records of the Insured to the extent necessary to determine that the documentation and information provided to the Company by the Insured with respect to the
               Special Rating Plan is accurate and complete and

          (v)  if the Company determines that the documentation and
               information provided to the Company by the Insured with respect to the Special Rating Plan is not accurate and complete, or if the Insured fails to complete and return to the Company the documentation and information required by the Special Rating
               Plan, the Company shall have the right to charge the greater of

               (A)  the standard rates it would charge in the absence of a
                    Special Rating Plan or

               (B)  the maximum premium permitted under the applicable Special
                    Rating Plan,

      in either event, as of the next anniversary date for an annual plan or, if a monthly plan, as of the first full month beginning sixty (60) days after the Company has informed the Insured of such violation and

          (vi) the Company shall give notice of renewal premiums as set forth in Section 2.5 (Renewal of Certificate and Cancellation for
               Non-Payment of Renewal Premium); if all or a portion of the renewal premium for any Loan, or for the group of Loans,
               insured under the applicable Special Rating Plan is not paid within the time period specified in Section 2.5 (Renewal of
               Certificate and Cancellation for Non-Payment of Renewal
               Premium), the liability of the Company with respect to the applicable Loan, or the group of Loans, as the case may be, shall terminate as provided in Section 2.5 (Renewal of
               Certificate and Cancellation for Non-Payment of Renewal
               Premium).

     (b)  If a Loan, or the group of Loans, insured under a Special Rating
          Plan is sold, assigned or transferred, the provisions of this
          Section 2.4 shall continue to apply to that Loan, or that group of
          Loans, as the case

                                page 10 of 30

          may  be, and the Insured agrees to notify the purchaser of the provisions of this Section 2.4 prior to contracting to transfer such
          Loans.

2.5   Renewal of  Certificate  and  Cancellation  for  Non-Payment  of Renewal
       Premium--

     (a)  The Company shall give the Servicer, if any and if known to the
          Company, notice of renewal premium due dates; provided, if the
          Company has not been notified of the identity and address of the
          Servicer in accordance with the Section 2.14 (Loan Assignment;
          Change of Servicing) and Section 6.3 (Notice; Computation of Time),
          then such notice shall go to the Insured. The entire renewal premium must be paid within sixty (60) days after the date through which the applicable premium has been paid or the giving of such notice, whichever is later. Upon payment of the entire renewal premium when due, in accordance with the foregoing portion of this Section 2.5, the Certificate will be deemed renewed. If the renewal premium is not paid within the grace period, the liability of the Company shall terminate as of 12:01 a.m. on the date through which the applicable premium has been paid and thereafter the Company shall not be obligated, except as hereinafter provided, to accept any premium tendered and, if it does so, its liability shall in no event exceed the amount thereof should any Default have occurred after the date through which the applicable premium has been paid. Any Default occurring within such sixty (60) day period that results in a Claim being filed will not be covered unless the entire renewal premium is paid in accordance with the terms of this Section 2.5.
          Notwithstanding the foregoing provisions of this Section 2.5, coverage for a Loan that has lapsed may be reinstated, without interruption, on payment of the entire renewal premium due, within one hundred twenty (120) days of the transfer, seizure or surrender of servicing rights, if the Company is notified in writing by the
          Servicer, the Insured, or the Beneficiary (if the Company has been notified of the identity of a Beneficiary) that the failure to pay the Loan's renewal premium within the grace period arose in connection with a transfer, seizure or surrender of servicing rights affecting a group of loans of which such Loan is a part.

     (b)  Solely with respect to a Loan for which the Insured elected to pay the premium on a monthly basis, if the monthly renewal premium is not paid within such sixty (60) day period, the liability of the
          Company shall terminate as of the end of such period. If a Default occurs during such period, the Insured shall not be required to pay renewal premiums while such Default exists. If such a Default is cured, all renewal premiums not paid while the Loan was in Default must be paid within sixty (60) days of the date of cure. If such
          Default is not cured and results in a Claim, the unpaid renewal premiums will be deducted from the Loss payment as provided in
          Section 5.3(a).

2.6 Cancellation by the Insured of a Certificate-The Insured may cancel a
   Certificate by returning the Certificate to the Company or by making a written request for cancellation and the Company must comply. The Insured covenants and agrees that (a) it shall not request cancellation of any
   Certificate unless (i) it is the Beneficiary or is requesting cancellation at the instructions of and as the agent of the Beneficiary, and the Company need not confirm such instructions with the Beneficiary, and (ii) the original Certificate has been returned to the Company, or destroyed or marked "canceled," and (b) the related loan shall not thereafter be sold with any statements, express or implied, that it is insured by the Company.
   Upon receipt of a cancellation notice from the Insured, the Company shall refund or collect such sum as may be determined to be due in accordance with the applicable cancellation schedule or appropriate premium schedule.
   However, no refund on a Certificate will be paid if a Claim has been filed, and no refund shall be made retroactively effective more than sixty (60)
   days from the date of receipt by the Company of a cancellation notice from the Insured. Upon request by the Insured, the Company will provide the
   Insured with a copy of the applicable cancellation schedule or appropriate premium schedule. Cancellation of a Certificate will not cancel this
   Policy.

2.7 Cancellation by the Company of a Certificate--Subject to Section 2.2
   (Representations of the Insured), the Company shall have the right, at its option and to the extent permitted by applicable law, to cancel coverage under any Certificate with respect to the related Loan if any of the
   Insured's representations made with respect to such Loan were materially inaccurate or if the Insured or Beneficiary has breached its obligations under Section

                                page 11 of 30

   2.5 (Renewal of Certificate and Cancellation for Non-Payment of Renewal
   Premium) or Section 2.11 (Loan Transaction Modifications) or if the Insured
   has otherwise materially breached any of its obligations hereunder in connection with such Loan or related Certificate. Cancellation under this
   Section 2.7 shall be by written notice from the Company to the Insured. In the event of cancellation of coverage by the Company under this Section
   2.7, the Company shall return to the Insured all related premium for the time period after the occurrence of the event giving rise to the right of cancellation.

2.8 Termination of Coverage--The coverage provided under this Policy with respect to any Loan shall automatically terminate upon the failure of the
   Insured to comply with the conditions and obligations specified in, and as set forth in, Section 2.10 (Loan Modifications), or Section 2.13
   (Assumptions and Transfers of the Property). Upon termination of coverage pursuant to this Section 2.8, the Company's liability shall be limited to the return of all related premium for the time period after the occurrence of the event giving rise to the termination.

2.9 Discontinuance of the Issuance of Certificates by the Company;
   Cancellation of Policy--The Company reserves and shall have the right to discontinue the issuance of Commitments pursuant to this Policy at any time, unless the Company shall have committed differently in writing to the
   Insured, in which event such writing shall govern the right of the Company to discontinue the issuance of Commitments hereunder, by giving the Insured fifteen (15) days' notice thereof but such discontinuance shall not affect the liability of the Company with respect to Commitments previously issued.
   Either the Insured or the Company may cancel this Policy by providing thirty (30) days' written notice of cancellation of this Policy; provided, however, that Certificates issued prior to the cancellation of this Policy shall continue in force so long as all premiums are paid pursuant to, and subject to all other terms and conditions of, this Policy.

2.10 Loan Modifications-Unless advance written approval is obtained from the
   Company, if the Insured (a) makes any change in the terms of the Loan
   (including, but not limited to, the principal balance of the Loan, interest rate, term or amortization schedule of the Loan), except as permitted by the terms of the Loan, (b) allows any change in the Property, or (c)
   releases the Borrower from liability on the Loan, the liability of the
   Company for coverage under its Certificate shall terminate as of the date of such change or release. The Company shall not unreasonably withhold approval of a change or release; except that if the modification has the effect of lowering the interest rate on a fixed rate loan, without reducing the amortization period, approval of the Company is not required. Upon termination of coverage under this Section 2.10, the Company's liability shall only be for the return of all related premium for the time period after the occurrence of the event giving rise to the termination. This
   Section 2.10 does not apply to the original Insured.

2.11 Loan Transaction Modifications--Subject to Section 2.2 (Representations
   of the Insured), unless advance written approval is obtained from the
   Company, if the loan transaction closed differs from the related Loan
   Transaction agreed to by the Company, the Company shall be entitled, within a reasonable time after discovery thereof, to cancel the related Commitment or Certificate, as the case may be, and its sole liability with respect thereto shall be to refund any related premium previously accepted.

2.12 Open End Provisions-Unless advance written approval is obtained from the
   Company, the Insured may not increase the principal balance of the Loan except as permitted by the terms of the Loan. The Insured shall pay the
   Company the additional premium due at the then prevailing premium rate.

2.13 Assumptions and Transfers of the Property-Unless advance written approval is obtained from the Company, if a Loan is assumed with the prior approval of the Insured or if a Property is transferred and the Borrower is released from liability under the Loan, the liability of the Company for coverage under its Certificate shall terminate as of the date of such assumption or transfer. The Company shall not unreasonably

                                page 12 of 30

   withhold approval of an assumption of a Loan or a transfer of a Property.
   Upon termination of coverage under this Section 2.13, the Company's liability shall only be for the return of all related premium for the time period after the occurrence of the event giving rise to the termination. It is understood that coverage will continue, and that the restriction of this
   Section 2.13 shall not apply, if the Insured cannot exercise a Due-on-Sale
   Clause under the Loan or applicable law. If the Borrower is not released from liability under the Loan, the following types of transfer of a
   Property are deemed approved by the Company

     (a)  a transfer of a Property to the surviving party on the death of a joint tenant or a tenant by the entirety,

     (b)  a transfer of a Property to a junior lienholder as the result of a foreclosure or acceptance of a deed in lieu of foreclosure for the subordinate mortgage,

     (c)  a transfer of a Property to a relative of a deceased Borrower, as long as the transferee will occupy the Property,

     (d)  a transfer of a Property to the Borrower's spouse, child(ren), parent(s), brother(s) or sister(s), grandparent(s), or
          grandchild(ren), as long as the transferee(s) will occupy the
          Property,

     (e)  a transfer of a Property to a spouse under a divorce decree or legal separation agreement or from an incidental property settlement agreement, as long as the transferee will occupy the Property,

     (f)  a transfer of a Property that is jointly owned by unrelated co-Borrowers from one of the Borrowers to the other, as long as the
          Borrower who is gaining full ownership of the Property will continue to occupy it and the transfer occurs after at least twelve (12)
          months have elapsed since the Loan was closed,

     (g)  a transfer of a Property into an inter vivos trust, so long as the
          Borrower will remain as the beneficiary and occupant,

     (h)  the granting of a leasehold interest that has a term of three (3) or fewer years and does not provide an option to purchase the Property, provided, however, if the lease has a renewal option that would allow the term to extend beyond three (3) years, this exemption does not apply,

     (i)  the creation of a subordinate lien, as long as it does not relate to a transfer of occupancy rights or

     (j)  the creation of a purchase money security interest for household appliances.

                                page 13 of 30

2.14  Loan Assignment;  Change of Servicing--

     (a)  If a Loan is sold, assigned or transferred by the Beneficiary, the coverage under this Policy and the related Certificate may be assigned to the purchaser, assignee or transferee of the Loan, subject, nevertheless, to all of the terms and conditions hereof and to all defenses which the Company may have had against the original and any subsequent Insured, including but not limited to, defenses based upon the failure of Loans to conform to the Reporting
          Acceptance Program(R) Guidelines. Acceptance of an assignment of coverage under this Policy constitutes an acknowledgment by the assignee that the authority of the Insured and its Reporting
          Acceptance Program(R) Underwriter was limited by the Reporting
          Acceptance Program(R) Guidelines. If the Company is notified of a sale, assignment or transfer of coverage under this Policy and a related Certificate, then, subject to all terms and conditions of this Policy and such Certificate, such purchaser, assignee or transferee shall be the Beneficiary with respect thereto and, upon request by the Beneficiary, the Company shall issue an endorsement for the related Certificate identifying the Beneficiary as the
          Insured and after the effective date of such endorsement the
          Beneficiary shall be the Insured with respect thereto.

     (b)  Servicing of a Loan may be sold, assigned, or transferred hereunder for such Loan, subject, nevertheless, to all of the terms and conditions hereof and to all defenses which the Company may have had prior to any such sale, transfer or assignment, and provided that the Company should be notified in writing of the identity of such
          Servicer prior to such sale, assignment or transfer, but must be notified no later than thirty (30) days after such sale, assignment or transfer.

2.15  Coordination and Duplication of Insurance Benefits--

     (a)  The Insured shall not carry duplicate mortgage guaranty insurance
          (other than mortgage guaranty "pool" insurance, also known as mortgage trust supplemental insurance) on any Loan.

     (b)  The coverage under this Policy shall be excess over any other insurance, other than such mortgage guaranty "pool" insurance, which may apply or in any way relate to the Loan, regardless of the type of or the effective date of such other coverage.

2.16 Premium Checks--The Insured acknowledges that the Company deposits all checks immediately upon receipt thereof; accordingly, the Insured agrees that the receipt and deposit of a premium check by the Company does not constitute acceptance thereof by the Company until final reconciliation by the Company of the Company's records with such premium.

2.17 Conditional Commitments/Certificates--The Company shall not have the right to, and will not, rescind or deny coverage or reduce the Claim Amount on the basis of a failure to satisfy a special condition set forth in a
   Commitment and/or Certificate (other than a special condition relating to completion of construction, rehabilitation or repairs) if the Borrower has made twenty-four (24) consecutive monthly payments from the Borrower's Own
   Funds. The Insured shall have the right, after the satisfaction of any special condition, to obtain a replacement Commitment and/or Certificate without the special condition. If a special condition is not satisfied within a time period specified by the Company, the Company shall have the right (subject to the first sentence of this Section 2.17) to rescind coverage for failure to satisfy that special condition and shall refund all related premium to the Insured.

                                page 14 of 30

3     Exclusions From Coverage

The Company shall not be liable for, and this Policy shall not apply to, extend to or cover the following

3.1 Balloon Payment-Any Claim arising out of or in connection with the failure of the Borrower to make any payment of principal and/or interest due under the Loan which payment arises because the Insured exercises its right to call the Loan when the Loan is not in Default or because the term of the
   Loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest that are set forth in the Loan (commonly referred to as a "Balloon
   Payment"); provided, however, that such exclusion shall not apply if the
   Insured unconditionally and in writing offers the Borrower a renewal or extension of the Loan or a new loan at market rates, otherwise subject to
   Section 2.10 (Loan Modifications), in an amount not less than the then outstanding principal balance with no decrease in the amortization period.
   The exclusion shall not apply if the Borrower is notified in writing of the availability of a renewal or extension of the Loan or a new loan and does not seek such renewal, extension or new loan. In the event of the exclusion of a Claim under this Section 3.1, the Company shall return to the Insured all related premium for the time period after the failure of the Borrower to make the Balloon Payment.

3.2 Effective Date and Cancellation--Any Claim resulting from a Default occurring before the Effective Date of the Policy or Certificate or after its lapse, unless coverage is renewed in accordance with Section 2.5
   (Renewal of Certificate and Cancellation for Non-Payment of Renewal
   Premium), or after the cancellation of a Certificate by the Insured or the
   Company. In the event of the exclusion of a Claim under this Section 3.2, the Company shall return to the Insured all related premium for the time period after the Effective Date, or after the date coverage lapsed, or after the cancellation of the Certificate, as applicable.

3.3 Incomplete Construction-Any Claim when, as of the date of such Claim, construction of the Property is not completed in accordance with the construction plans and specifications. In the event of the exclusion of a
   Claim under this Section 3.3, the Company shall return to the Insured all related premium.

3.4 Loan Transaction--Subject to Section 2.2 (Representations of the Insured),
   any Claim if the loan transaction with respect to a Loan differed from the
   Loan Transaction agreed to by the Company. In the event of the exclusion of a Claim under this Section 3.4, the Company shall return to the Insured all related premium.

3.5   Negligence and Fraud--

     (a)  Subject to Section 2.2 (Representations of the Insured),

          (i)  any Claim involving or arising out of any dishonest,
               fraudulent, criminal, or knowingly wrongful act (including error or omission) by any Insured or

          (ii) any Claim involving or arising out of negligence of any
               Insured, or any of their agents or employees, including, but not limited to, the negligence of a Reporting Acceptance
               Program(R) Underwriter in reporting, or the Insured in
               originating, a Loan which fails to conform to the Reporting
               Acceptance Program(R) Guidelines, which negligence either

               (A)  is material to the

                    (I)  acceptance of the risk or to the hazard assumed by
                         the Company or

                    (II) the Default resulting in such Claim or

                                page 15 of 30

               (B)  increased the Claim Amount

     except that, if the Company can with reasonable certainty determine the amount by which such negligence increased the Claim Amount, such Claim will not be excluded but the related Claim Amount will be reduced by such amount.

     (b)  In the event of the exclusion of a Claim under this Section 3.5 for an act (including error or omission) occurring before the Effective
          Date of the Certificate, the Company shall return all related premium to the Insured. In the event of the exclusion of a Claim under this Section 3.5 for an act (including error or omission)
          occurring after the Effective Date of the Certificate, the Company shall return to the Insured all related premium for the time period after such act (including error or omission) occurred.

3.6    Physical Damage--Any Claim where there is Physical Damage to the
       Property, provided, however, that

     (a)  if such Physical Damage occurs or manifests itself prior to the
          Effective Date of the Commitment, this exclusion shall only apply if such Physical Damage is the principal reason for the Default under the Loan and if such Physical Damage is due to Environmental
          Impairment, which Environmental Impairment makes the principal
          Residential dwelling on the Property Uninhabitable, and

     (b)  if such Physical Damage occurs or manifests itself after the
          Effective Date of the Commitment, this exclusion shall only apply

          (i)  if such Physical Damage is not due to Environmental Impairment, and the Company elects to exercise this exclusion or

          (ii) if such Physical Damage (whether or not due to Environmental
               Impairment)

               (A)  occurs at a time when the Loan is not in Default,

               (B)  is that for which the Insured is not insured (either by reason of no coverage or an exclusion in such coverage
                    with respect to such Physical Damage) or is not insured in an amount sufficient to restore the Property to its
                    condition as of the Effective Date of the Commitment,
                    ordinary wear and tear excepted, or, if the Property was
                    not completed in accordance with the construction plans
                    and specifications as of the Effective Date of the
                    Commitment, to the condition contemplated by such plans
                    and specifications and

               (C)  is the principal reason for the Default but

     (c)  the exclusion of Section 3.6(a) above shall not apply

          (i)  if such Environmental Impairment or suspected existence thereof was disclosed in writing to the Company prior to the issuance of the Commitment or

          (ii) if the Insured has removed or remedied the Environmental
               Impairment and

     (d)  the exclusion of

          (i)  Section 3.6(b)(i) above shall not apply if, after the discretionary exercise of the exclusion of Section 3.6(b)(i),

               (A)  the Insured restores the Property

                                page 16 of 30

                    (I)  to its condition as of the Effective Date of the
                         Commitment, ordinary wear and tear excepted or

                    (II) if the Property was not completed in accordance with
                         the construction plans and specifications as of the
                         date of Default, to the condition contemplated by
                         such construction plans and specifications or

               (B)  in lieu of such restoration the cost of such restoration, at the election of either the Company or the Insured, is
                    taken as a deduction from the Claim Amount calculated in
                    accordance with Section 5.2 (Calculation of Claim Amount)
                    and

      provided that if either of the foregoing Sections 3.6(d)(i)(A) or (B) is satisfied, the Company will pay the Loss in accordance with Section
      5.3(a)(i) (the Purchase Option) and

          (ii) Section 3.6(b)(ii) above shall not apply if the Insured restores the Property,

               (A)  to its condition as of the Effective Date of the
                    Commitment, ordinary wear and tear excepted or

               (B)  if the Property was not completed in accordance with the construction plans and specifications as of the date of
                    Default, to the condition contemplated by such
                    construction plans and specifications and

      provided that if either of the foregoing Sections 3.6(d)(ii)(A) or (B)
      is satisfied, the Company shall be entitled to elect the Loss payment option under either Section 5.3(a)(i) (the Purchase Option) or Section
      5.3(a)(ii)(the Percentage Option).

3.7 Breach of Conditions and Insured's Obligations--Any Claim resulting from a
   Default occurring after any material breach by the Insured of the obligations of or material failure by the Insured to comply with the conditions set forth in this Policy with respect to the related Loan;
   except that if the Company can with reasonable certainty determine the amount by which such material breach or failure increased the Claim Amount, such Claim will not be excluded, but the related Claim Amount will be reduced by such amount. In the event of the exclusion of a Claim under this
   Section 3.7, the Company shall return to the Insured all related premium for the time period after the material breach by the Insured of the obligations of or material failure by the Insured to comply with the conditions set forth in this Policy.

3.8 Failure to Conform to Reporting Acceptance Program(R) Guidelines--Subject
   to Section 2.2 (Representations of the Insured), any Claim if the Loan
   failed to conform to the Reporting Acceptance Program(R) Guidelines, including, but not limited to, specifically the requirements that

     (a)  in the event the Loan is for the purchase of the Property, the
          Borrower must have made a Five Percent (5%) Down Payment and

     (b)  the original principal balance of the Loan not exceed ninety-five percent (95%) of the Fair Market Value.

   In the event of the exclusion of a Claim under this Section 3.8, the
   Company shall return all related premium to the Insured.

3.9 No First Deed of Trust--Any Claim if the Loan was not secured by a First
   Deed of Trust. In the event of the exclusion of a Claim under this Section
   3.9, the Company shall return to the Insured all related premium.

                                page 17 of 30

4  Conditions Precedent to Payment of Loss

It is a condition precedent to the Company's obligation to pay benefits hereunder that the Insured comply with all of the following requirements

4.1 Notice of Default--The Insured shall give the Company written notice within ten (10) days of either

     (a)  the date when the Borrower becomes three (3) months in Default on the Loan or

     (b)  the date when any proceeding, including Appropriate Proceedings, which affects the Loan or the Property or the Insured's or
          Borrower's interest therein has been started whichever occurs first.

4.2 Copy of Loan File Documents--After it gives the Company written notice of default as required by Section 4.1 (Notice of Default), the Insured, or
   Servicer, as the case may be, shall deliver or cause to be delivered to the
   Company a copy of the Loan File Documents within a reasonable time after receiving a request for such a copy from the Company.

4.3 Monthly Reports--Following a notice of Default, the Insured shall give the
   Company monthly reports on forms furnished or approved by the Company on the status of the Loan and on the servicing efforts undertaken to remedy the Default. These monthly reports shall continue until the Borrower is no longer in Default, the Appropriate Proceedings terminate, or until
   Acquisition of Borrower's Title.

4.4   Company's Options after Notice of Default--

     (a)  At any time following a notice of Default, and before Acquisition of
          Borrower's Title, the Company or its assignee (which may
          collectively be referred to in this Section 4.4 as the "Purchaser")
          shall have the right to purchase the Loan from the Insured, free from all liens, claims or encumbrances, for a purchase price equal to the sum of

          (i)  the unpaid principal balance of the Loan and

          (ii) any accumulated unpaid interest thereon computed at the contractual rate specified in the Loan (exclusive of
               delinquency charges and penalty rates and not compounded) and

          (iii) amounts expended by the Insured pursuant to Section 4.8
               (Advances) (and not reimbursed or covered by amounts contained in any related escrow account) for payment of real estate
               taxes, hazard insurance premiums, foreclosure costs and other permitted advances.

     (b)  Within twenty (20) days after notice to the Insured (or such longer period specified by the Purchaser in its notice) that the Company or its assignee has elected to purchase the Loan pursuant to Section
          4.4(a), the Insured shall tender and deliver or cause to be delivered to an escrow agent designated by the Purchaser, against receipt of the purchase price as set forth in Section 4.4(a),

          (i)  one or more assignments (as shall be necessary or appropriate)
               to the Purchaser, containing customary representations and warranties, duly and properly executed and in recordable form, of all the Beneficiary's ownership right, title and interest in and to the Loan and related documents and, unless expressly specified as being not subject to assignment or transfer,
               seller/servicing agreements relating to the Loan and

          (ii) the note, bond or other instrument evidencing the Loan, properly endorsed in blank and

                                page 18 of 30

          (iii) an assignment to the Purchaser of coverage under this Policy and the related Certificate, subject to all of the terms and conditions contained herein and therein and

          (iv) the originals (or in the case of recorded documents which have not been returned by the recording office, certified copies) of any and all documents executed by the Borrower and retained by the originating lender and copies of all other documents
               delivered to the Borrower if copies were retained by the
               originating lender in connection with the Loan, including, without limitation, the following

               (A)  mortgages, deeds of trust or other security instruments
                    and

               (B)  policies of title insurance or opinions of title and
                    surveys and

               (C)  certificates and/or policies evidencing mortgage guaranty insurance and hazard insurance and

               (D)  state and/or federal disclosure and/or consumer credit documents and

               (E)  assignments of the foregoing.

     (c)  Upon purchase of the Loan by the Purchaser pursuant to the terms of this Section 4.4, all rights of the Insured under this Policy shall be transferred to the Purchaser, and payment to an Insured of the amount specified in Section 4.3(a) shall be a full and final discharge of the Company's obligations to such Insured with respect to such Loan. The Company shall have the right to assign its right to purchase a Loan pursuant to this Section 4.3 to any Person, subject to the terms and conditions hereof.

     (d)  In lieu of the option specified in Section 4.4(a), the Company shall have the right, at any time after receiving the notice of Default, to direct the Insured to file a Claim within sixty (60) days and the
          Company shall make a payment of Loss in accordance with Section
          5.3(a)(ii) (the Percentage Option). Thereafter, following
          Acquisition of Borrower's Title to the Property, the Insured shall be entitled to file a supplemental Claim pursuant to Section 5.1
          (Filing of Claim) in an amount equal to the sum of the advances, not included in the initial Claim, made by the Insured under Section 4.8
          (Advances), subject to the limitations of Sections 5.2(c), (d), (e)
          and (f), less the deductions specified in Sections 5.2(g) through and including (k), not deducted in the initial Claim, and such supplemental Claim Amount shall be paid by the Company in accordance with Section 5.3(b).

4.5 Voluntary Conveyance-The Insured may accept a conveyance of title from the
   Borrower in lieu of foreclosure or other proceeding if

     (a)  (i) the ability of the Insured to preserve, transfer and assign to the Company the Insured's rights against the Borrower is not impaired and

          (ii) the Insured thereby acquires Good and Merchantable Title to and
               Possession of the Property and

          (iii) the rights of the Company under this Policy against such
               Borrower are not adversely affected or

     (b)  the prior written approval of the Company has been obtained;
          however, the Insured agrees that such approval shall not constitute or be deemed an acknowledgment of liability by the Company with respect to the related Loan.

4.6 Appropriate Proceedings-The Insured must begin Appropriate Proceedings when the Loan becomes six (6) months in Default unless the Company provides written instructions that some other action be taken. When either defending against or bringing Appropriate Proceedings, the Insured shall report the status of these

                                page 19 of 30

   proceedings to the Company as reasonably and expeditiously as possible. In conducting Appropriate Proceedings, the Insured shall

     (a)  diligently pursue the Appropriate Proceedings once they have begun
          and

     (b)  apply for the appointment of a receiver and assignment of rents, if permitted by law and requested by the Company, and

     (c)  act so that its ability to preserve, transfer and assign to the
          Company its rights against the Borrower is not impaired and so that the rights of the Company under this Policy against the Borrower and any other Person relating to the Loan or to the Property are not adversely affected, including any rights to obtain a deficiency judgment; except that the Insured is not required to undertake foreclosure proceedings that would not ordinarily be employed in order to preserve the rights to a deficiency judgment against the
          Borrower, and

     (d)  bid an amount at the foreclosure sale which fully protects the rights of the Company under this Policy against the Borrower, including any rights to obtain a deficiency judgment, as follows
          (unless otherwise required by law)

          (i)  Opening bid: the opening bid shall be the lesser of

               (A)  ninety percent (90%) of the current value of the Property, as determined by market information from a local real
                    estate broker, appraiser, or other reliable source, or

               (B)  the outstanding balance of the Loan, including interest and other costs specified in Section 5.2 (Calculation of
                    Claim Amount),

      provided that if the Property is subject to redemption for less than the outstanding amount of the Loan, then the opening bid should not be less than (or, if the value of the Property is unknown, then the opening bid should be) the anticipated Claim Amount less the liability of the
      Company under Section 5.3(a)(ii) (the Percentage Option), and

          (ii) Maximum bid: the opening bid should be raised, in the event of competitive bidding at the foreclosure sale or during a
               subsequent bid upset period, until it reaches ninety percent
               (90%) of the outstanding balance of the Loan, including
               interest and other costs specified in Section 5.2 (Calculation of Claim Amount); provided, if the opening bid was calculated in accordance with Section 4.6(d)(i)(B), the opening bid should be the only bid entered.

4.7   Mitigation of Damages--

     (a)  At any time following Acquisition of Borrower's Title to the
          Property and before the Company has waived its right to pay the Loss under the terms of Section 5.3(a)(i) (the Purchase Option), the
          Insured will submit to the Company any bona fide offer acceptable to the Insured which the Insured receives from any Person to purchase the Property. Any offer submitted to the Company by the Insured shall consist of the bona fide offer received by the Insured together with a schedule of (i) expense items proposed by the
          Insured to be included in the settlement amount, if the Property sale is accepted by the Company and closes, and (ii) the Insured's then-estimated amounts thereof. Any such offer presented must be approved or disapproved in its entirety by the Company or, if acceptable to the Insured, the Company may take such other action as the Company deems appropriate; in no event, however, will the
          Company require that the Insured restore the Property before acceptance of such an offer, nor will the Insured's claim be reduced because of Physical Damage to the Property in such a case. If the
          Company accepts the offer, the Company shall pay the Loss in accordance with Section 5.3(a)(iii) (the Loss After Sale,
          Foreclosure or Redemption Option), which payment will take into account the Insured's reasonable costs of obtaining and closing the sale.

                                page 20 of 30

     (b)  If an offer is accepted by the Company pursuant to Section 4.7(a), but the sale does not close within the settlement period, the
          Company may acquire (for cash) the Property from the Insured provided it does so without imposing obligations on the Insured that were not required of the Insured under the failed sales contract.

     (c)  The Insured shall actively cooperate with the Company to prevent and mitigate Loss and to assist the Company in the Company's attempts to prevent and mitigate Loss, provided such obligation shall not require the Insured to act in any way that will increase its risk of uninsured loss under the Loan. If the Company so requests, the
          Insured shall permit the Company to assist the Insured in the collection of monies due under the Loan, including but not limited to activities such as obtaining information from the Borrower, attempting to develop payment schedules acceptable to the Insured, conducting Property inspections, and requesting appraisals of the
          Property. The Company shall not administer this Policy in a manner nor request the Insured to act under the provisions of this Section
          4.7 in a manner that materially increases the Insured's risk of uninsured loss under a Loan.

     (d)  At any time following Acquisition of Borrower's Title to the
          Property and before the Company has waived its right to pay the Loss under the terms of Section 5.3(a)(i) (the Purchase Option), the
          Insured, if it retains real estate brokers for marketing the
          Property, will identify the Company as having the option to pay the
          Loss under the terms of Section 5.3(a)(i) (the Purchase Option) and will authorize such brokers to release marketing information to the
          Company upon the Company's request, unless the Insured shall have notified the broker that the Company's right to pay the Loss under the terms of Section 5.3(a)(i) (the Purchase Option) has been waived.

4.8   Advances--The Insured shall advance

     (a)  reasonable, necessary, and customary sums for the payment of real estate taxes and fire and extended coverage insurance premiums on the Property and

     (b)  reasonable, necessary, and customary sums

          (i)  to prevent Physical Damage to and to maintain the Property in at least as good a condition as of the Effective Date of the
               Commitment, ordinary wear and tear excepted, or, if the
               Property was not completed in accordance with the construction plans and specifications as of the Effective Date of the
               Commitment, to the condition contemplated by such plans and specifications, ordinary wear and tear excepted, and as
               contemplated thereby and

          (ii) in the event of Physical Damage to the Property, to restore the
               Property, as applicable,

               (A)  to its condition as of the Effective Date of the
                    Commitment, ordinary wear and tear excepted, or

               (B)  if the Property was not completed in accordance with the construction plans and specifications as of the date of
                    Default, to its condition as contemplated by such
                    construction plans and specifications,

               (C)  provided, however, that the Insured shall only be required to make advances under this Section 4.8(b)(ii) in the
                    event the exclusion of Section 3.6 (Physical Damage) is
                    applicable and not otherwise, and

          (iii) in the event the Property was not completed in accordance with the construction plans and specifications as of the date of
               Default, to complete the Property as contemplated by such
               construction plans and specifications, or the exclusion of
               Section 3.3 (Incomplete Construction) shall apply and

                                page 21 of 30

     (c)  reasonable, necessary, and customary expenses (including Court
          Expenses and attorneys' fees) to conduct Appropriate Proceedings pursuant to Section 4.6 (Appropriate Proceedings) and to obtain Good and Merchantable Title to and Possession of the Property as required by Section 4.10(c)(i) or Acquisition of Borrower's Title as required by Section 4.10(c)(ii).

4.9 Access to the Property--Within the sixty (60) day period specified in
   Section 5.3 (Payment of Loss), or at such earlier time as the Insured and the Company may agree upon, the Insured shall, if requested by the Company, make available to the Company, or its designee, sufficient access to the
   Property so that the Company can fully and completely evaluate the Property and can then make an informed decision regarding the payment of Loss options under Section 5.3 (Payment of Loss). Access for this purpose may be less than full legal and actual possession. Failure to provide timely access to the Property shall affect the sixty (60) day period specified in
   Section 5.3(a) as is set forth in Section 5.3(b).

4.10  Claim Information--The Insured must provide the Company with

     (a)  a properly completed Claim on a form approved by the Company requesting payment of the Loss together with all information and documentation requested on or in connection with such form and

     (b)  with reasonable promptness, all other documentation and/or information reasonably requested by the Company in connection with its investigation and/or processing of the Claim and

     (c)  (i) if the Company elects to pay the Loss in accordance with Section
          5.3(a)(i) (the Purchase Option) or if a title defect was the most important cause of Default

               (A)  a recordable deed in normal and customary form containing the usual warranties and covenants conveying to the
                    Company or its designee Good and Merchantable Title to the
                    Property and evidence satisfactory to the Company, in the
                    form of a title insurance policy approved by the Company
                    or an opinion on title from an attorney approved by the
                    Company, that the Insured has acquired and can convey to
                    the Company or its designee Good and Merchantable Title to the Property and

               (B)  Possession of the Property, unless the Company waives this requirement in writing or

          (ii) if the Company has waived its right to pay the Loss under
               Section 5.3(a)(i) (the Purchase Option) or if the Company has
               elected to pay the Loss under Section 4.4(d) or Section
               5.3(a)(ii) (the Percentage Option), written proof of
               Acquisition of Borrower's Title, which may be an unrecorded trustee's or sheriff's deed or other satisfactory evidence that the foreclosure sale has been consummated or

          (iii) if the Insured elects to file the Claim before the expiration of the Borrower's rights of redemption in and to the Property, or after the Borrower has redeemed, a copy of an executed
               trustee's or sheriff's deed or other satisfactory evidence that the foreclosure sale has been consummated.

5     Loss Payment Procedure

5.1   Filing of Claim--

     (a)  The Insured shall file a Claim no later than sixty (60) days after the first of the following to occur

          (i)  Acquisition of Borrower's Title or

          (ii) redemption of the Property or

                                page 22 of 30

          (iii) the Insured receives notice from the Company under Section
               4.4(d).

     (b)  If the Insured fails to file a Claim within the time required by
          Section 5.1(a), but does file a Claim within one year after the applicable event described in Section 5.1(a), the Company shall process the Claim. In accordance with Section 5.2(b), however, there shall be no further interest, taxes, insurance or other expenses included in the Claim Amount following expiration of the sixty (60)
          day time period of Section 5.1(a). If the Insured fails to file a
          Claim within the one year period provided for in this Section
          5.1(b), such failure shall be deemed to have been an election by the
          Beneficiary to waive any right to any benefit under this Policy with respect to such Loan.

5.2   Calculation  of Claim  Amount-The  Claim Amount shall be an amount equal to the sum of

     (a)  the amount of unpaid principal balance due under the Loan (including any amount that was discharged in a Chapter 13 "cramdown") as of the date of Default and

     (b)  the amount of accumulated delinquent interest due on the Loan (and with respect to any amount that was discharged in a Chapter 13
          "cramdown," but added into the Claim Amount under Section 5.2(a), interest on that amount shall only be computed from the date of
          Default) computed at the contract rate stated in the Loan through the date that the Claim is submitted or is required to be submitted to the Company under Section 5.1(a), whichever is first to occur, and, if the Borrower has agreed in writing with the Insured not to prepay the Loan for ten (10) years and to pay penalty interest at the contract rate stated in the Loan if the Loan is prepaid within such ten (10) year period, that prepayment penalty, up to a maximum of six (6) months' penalty interest and only if the Default occurs on or before the tenth (10th) anniversary of the date the Loan was closed, but excluding applicable late charges and other penalty interest, and

     (c)  sums reasonably and necessarily advanced by the Insured pursuant to
          Section 4.8(a) (Advances) for the payment of real estate taxes and fire and extended coverage insurance premiums on the Property prorated through the date the Claim is submitted or is required to be submitted to the Company under Section 5.1(a), whichever is first to occur, and

     (d)  reasonable, necessary, and customary sums advanced by the Insured to prevent Physical Damage to and to maintain the Property pursuant to
          Section 4.8(b)(i) (Advances) preceding the date the Claim is submitted or is required to be submitted to the Company, whichever is first to occur, pursuant to Section 4.4(b) (Company's Options
          After Notice of Default) or Section 5.3 (Payment of Loss) but not
          sums reasonably and necessarily advanced by the Insured to restore
          Physical Damage to, or to complete, the Property pursuant to Section
          4.8(b)(ii) or (iii) (Advances) and

     (e)  attorneys' fees reasonably and necessarily incurred in conducting
          Appropriate Proceedings and in obtaining Acquisition of Borrower's
          Title to, or Good and Merchantable Title to, and Possession of the
          Property, as required by this Policy, provided that such attorneys'
          fees shall not exceed three percent (3%) of the principal balance and the accumulated delinquent interest due as calculated in this
          Section 5.2 and

     (f)  Court Expenses reasonably and necessarily incurred in conducting
          Appropriate Proceedings and in obtaining Good and Merchantable Title to, or Acquisition of Borrower's Title to, and Possession of the
          Property, as required by this Policy

      less

     (g)  the amount of all rents and other payments (excluding proceeds of fire and extended coverage insurance) collected or received by the
          Insured, which are derived from or in any way related to the
          Property, and

     (h)  the amount of cash remaining in any escrow account as of the last payment date and

                                page 23 of 30

     (i)  the amount of cash to which the Insured has retained the right of possession as security for the Loan and all sums as to which the
          Insured has the right of set-off and

     (j)  the amount paid under applicable fire and extended coverage policies which is in excess of the cost of restoring and repairing the
          Property, if there is Physical Damage to the Property, and which has not been applied to the payment of the Loan and

     (k)  any amount that may be deductible in accordance with Section
          3.6(d)(i)(B) and

     (l)  (i) any amount of cash or

          (ii) the value of any cash-equivalent or other collateral (at the value disclosed by the Insured to the Company as part of the application for coverage under this Policy)

      including in both cases all interest which was anticipated to be earned had there not been a Default (if such interest is to be retained by the
      Insured and held as security for the Loan, and at the value, as disclosed by the Insured to the Company as part of the application for coverage under this Policy), which the Borrower or any Person on behalf of the Borrower pledged, or agreed to pledge, to any Person on or before the Effective Date of the Certificate as part of a loan program disclosed to the Company in the application for coverage under this
      Policy, whether or not the pledge is legally enforceable or the Insured has the right to or obtains possession of that amount or collateral and

     (m)  solely with respect to a Loan for which the Insured chose to pay the premium for coverage under this Policy as a single premium that was financed by the originator and included in the original amount of the Loan, an amount equal to the single premium so financed.

                                page 24 of 30

5.3   Payment of Loss--

     (a)  The Company shall, at its sole option and within sixty (60) days
          (computed in accordance with Section 5.3(b)) after the Insured has filed a Claim in accordance with Section 4.4 (Company's Options
          After Notice of Default) or Section 5.1 (Filing of Claim), pay the
          Loss to the Insured, which shall be one of the following amounts

          (i)  Purchase Option: the Claim Amount less any payments previously made by the Company with respect thereto or

          (ii) Percentage Option: one of the following amounts in accordance with the specification in the "Coverage Percentage" block in the Commitment and Certificate for the Loan

               (A)  if such specification is solely a percentage (e.g., 20%), then such percentage of the Claim Amount less any payments previously made by the Company with respect thereto or

               (B)  if such specification is a percentage followed by the designation "Flex" (e.g., 20% Flex), then the greater of

                    (I)  such percentage of the Claim Amount less any payments previously made by the Company with respect thereto
                         or

                    (II) the amount by which the Claim Amount exceeds
                         seventy-five percent (75%) of the Fair Market Value
                         less any payments previously made by the Company with
                         respect thereto or

          (iii) Loss After Sale, Foreclosure or Redemption Option: if the
               Property was sold in accordance with Section 4.7 (Mitigation of
               Damages), Section 4.6(d) (i.e., at foreclosure), or was
               redeemed, the lesser of

               (A)  the Percentage Option calculated in accordance with
                    Section 5.3(a)(ii) or

               (B)  the Claim Amount (which will, in accordance with Section
                    5.2(g), reflect receipt of the net proceeds from such sale or redemption),

      plus, solely with respect to a Loan for which the Insured chose to pay the premium for coverage under this Policy as a single premium that was financed by the originator and included in the original amount of the
      Loan, an amount equal to the single premium so financed, or provided that, solely with respect to a Loan for which the Insured elected to pay the premium on a monthly basis, if a Default occurred within the sixty
      (60) day grace period allowed by Section 2.5 (Renewal of Certificate and
      Cancellation for Non-Payment of Renewal Premium), the Company will deduct such renewal premium due from the amount which is payable.

     (b)  (i) If, within twenty (20) days after receipt of a Claim, the
          Company requests additional information or items that should have been submitted with the Claim or that is or are reasonably needed in order for the Company to make an informed decision regarding the payment of Loss options under Section 5.3(a), then the running of such sixty (60) day period shall be tolled until receipt of such additional information or items by the Company, but if the Company does not make such a request until after the expiration of such twenty (20) day period such request shall not toll the running of the sixty (60) day period and

     (ii) if the Company seeks access to the Property in accordance with
          Section 4.9 (Access to the Property) and is not in fact granted such access on the date for which access was requested, the Company shall so notify the Insured and the running of such sixty (60) day period shall be tolled from the date for which such access was requested but denied until the Insured does, on six (6) days' notice to the
          Company, in fact make access to the Property available to the
          Company and

                                page 25 of 30

    (iii) if the Company chooses to pay the Loss under the terms of Section
          5.3(a)(i) (the Purchase Option) and if the Insured has not, at least ten (10) business days before the end of such sixty (60) day period calculated in accordance with this Section 5.3(b),

          (A)  complied with Section 4.10(c)(i) and

          (B)  completed any restoration required (or elected to take a deduction rather than complete restoration, as allowed in
               Section 3.6(d)(i)(B)) to avoid the exclusion of Section 3.6
               (Physical Damage), if applicable,

      the sixty (60) day period shall be deemed to end on the tenth (10th)
      business day after the Insured meets the requirements of this Section
      5.3(b)(iii).

     (c)  If the Company does not pay the Loss within the time period specified in Section 5.3(a)

          (i)  the Company waives its right to choose to pay the Loss under the terms of Section 5.3(a)(i) (the Purchase Option) and

          (ii) the Company must, within sixty (60) days following the expiration of the time period specified in Section 5.3(a), either

               (A)  complete, or terminate, any investigation of the Claim and pay the Loss in accordance with Section 5.3(a)(ii) (the
                    Percentage Option) or

               (B)  assert a defense to or denial of coverage under the Policy with respect to the Loan and

          (iii) if the Company thereafter pays the Loss, the Company shall pay, as liquidated damages, interest on the Loss (or such part thereof as may be specified in a settlement between the Company and the Insured), at the rate stated in the Loan, from and after the expiration of the time period specified in Section
               5.3(a) until paid, whether paid by reason of an order or
               judgment entered in, or a settlement of, any litigation between the Insured and the Company, based on the Company's asserting a defense to or denial of coverage with respect to the Loan or the computation of the Claim Amount, or otherwise.

     (d)  If the Company chooses to pay the Loss under Section 4.4(d), Section
          5.3(a)(ii) (the Percentage Option), or Section 5.3(a)(iii) (the Loss
          After Sale, Foreclosure or Redemption Option) the Company will have no rights in the Property.

5.4 Discharge of Obligation--Payment of the full amount calculated pursuant to the applicable option in Section 5.3(a) and any amount due under Section
   5.3(c)(iii) and/or Section 6.2(b), or such other amount as may be paid by the Company and accepted by the Insured in settlement of any dispute regarding a defense to or denial of coverage with respect to a Loan or the computation of the Claim Amount with respect to a Loan, shall be a full and final discharge of the Company's obligation with respect to such Loss under this Policy.

                                page 26 of 30

6     Additional Conditions

6.1 Proceedings of Eminent Domain-If any part of the Property is taken or conveyed, or if compensable damages are incurred, by or under threat of eminent domain, condemnation or any other proceedings by any Person, the
   Insured shall require the Borrower to apply the maximum permissible amount of any compensation received to reduce the principal balance of and interest due under the Loan, in accordance with the law of the jurisdiction where the Property is located.

6.2   Subrogation; Deficiency Judgments and Other Actions; Releases--

          (a)  (i) The Company shall be subrogated, as set forth in Section
               6.2(a)(ii), to the Insured's rights of recovery against the
               Borrower and any other Person relating to the Loan or to the
               Property, unless such subrogation rights are prohibited as a matter of law or pursuant to Section 6.2(b)(i) the Company has determined not to pursue such rights. The Insured shall execute and deliver at the request of the Company such instruments and papers and undertake such actions as may be necessary to
               transfer, assign and secure such rights. The Insured shall refrain from any action, either before or after payment of a
               Loss hereunder, that shall prejudice such rights.

          (ii) If the Company has paid the Loss in accordance with Section
               5.3(a)(ii) (the Percentage Option) or Section 5.3(a)(iii) (the
               Loss After Sale, Foreclosure or Redemption Option), the Company
               shall be subrogated to all of such rights, unless the Insured shall request that it retain a pro rata share of such rights for the Insured's own account. If such a request is made, the pro rata share of the Company shall be a fraction, the
               numerator of which shall be the amount of the Loss paid in accordance with Section 5.3(a)(ii) (the Percentage Option) or
               Section 5.3(a)(iii)(A), and the denominator of which shall be the amount of the deficiency judgment. If the Company has
               purchased the Loan in accordance with Section 4.4(a) or has paid the Loss in accordance with Section 5.3(a)(i) (the
               Purchase Option) or Section 5.3 (a)(iii)(B), the Company shall be subrogated to all such rights.

          (b)  (i) The Company will not require, but may request, that the
               Insured follow special foreclosure procedures or that the
               Insured take legal action against the Borrower after the
               foreclosure sale is consummated, in order to establish or
               maintain a deficiency judgment against the Borrower. Should the
               Insured agree to follow such special foreclosure procedures or to take such action solely for the benefit of the Company, the
               Company shall pay reasonable costs incurred by the Insured in pursuing such action on behalf of the Company; if the Insured determines to retain an interest in the outcome of such special foreclosure procedure or action, then the Company will pay its pro rata share of such costs, as determined by Section
               6.2(a)(ii). Similarly, if the Insured undertakes to preserve and pursue a deficiency action without being so requested by the Company, the Company will determine whether to share in such deficiency pursuit and will promptly notify the Insured.
               If the Company will share in the pursuit, it will pay its pro rata share of the costs thereof; if not, the Company will not pay any of such costs. When making such determination, the
               Insured and the Company are each entitled to any information that the other may then have that is material to the likelihood of recovery. Such costs shall include reasonable attorneys'
               fees; and in the event of a special foreclosure procedure under which more time is required for Acquisition of Borrower's Title compared to the alternative foreclosure procedure that would have ordinarily been employed by the Insured, such additional costs as are necessarily incurred during the longer period so required, including, but not limited to, interest on the unpaid principal balance of the Loan, accrued real estate taxes,
               insurance, and reasonable Property preservation costs. Such costs will be paid within thirty (30) days after receipt by the
               Company of documentation substantiating the amount of such costs, unless such costs were previously remitted to the
               Insured.

          (ii) If the Company seeks to recover a deficiency balance from the
               Borrower, it shall have complete management and control of such collection activity, provided, that for any Loan and at any time, the

                                page 27 of 30

               Insured may either (i) join with the Company in pursuit of the rights (i.e., the Company may not pursue the Borrower
               separately if the Insured chooses a shared pursuit under the
               Company's management and control) or (ii) pursue its pro rata share of the rights separately, subject in either event to its obligation to bear its pro rata share of expenses applicable to any period of shared pursuit.

               When funds recovered, including payments received on any
               promissory note taken in settlement from a Borrower, are to be divided pro rata in accordance with Section 6.2(a)(ii), the
               Company shall first pay, or reimburse, all collection expenses paid to third parties, including legal expenses, if any; shall then retain ten percent (10%) of the remaining amount as
               compensation for its internal collection expenses; and shall then divide the remainder between the Company and the Insured in accordance with Section 6.2(a)(ii), within a reasonable time after such funds are received; except that payments received on any promissory note during a preceding calendar quarter shall be so divided and the Insured's share shall be paid within a reasonable time after the close of such calendar quarter.

               When the Insured does not request to share in the deficiency, or if the Company's share is equal to or exceeds one hundred percent (100%) under the pro rata formula set forth in Section
               6.2(a)(ii), all funds collected by the Company shall be
               retained by it.

               In the event of shared pursuit, the Company shall have full authority to settle with, and release from liability, the
               Borrower and/or any other Person without the Insured's consent.
               The Insured shall cooperate with the Company in the execution and delivery of the documentation reasonably required to bring about settlement of the deficiency and release of the Borrower from liability.

     (c)  The execution by the Insured of a release or waiver of the right to collect the unpaid balance of a Loan shall release the Company from its obligation under its Certificate to the extent and amount of said release, anything in this Policy to the contrary
          notwithstanding.

6.3   Notice; Computation of Time--

     (a)  All notices, claims, tenders, reports and other data required to be submitted to the Company by the Insured (a) shall be in writing and mailed postpaid to the Company at its address shown on the face of this Policy or (b) shall be transferred to the Company by (i)
          electronic media acceptable to the Company and the Insured, (ii)
          personal delivery, (iii) delivery by private courier service, or
          (iv) facsimile transmission (provided there is confirmation that the facsimile transmission was received, in readable form, at the premises of the intended recipient) (collectively the "alternate means of delivery"). The Company may change the address shown on the face of this Policy by giving notice to the Insured in accordance with this Section 6.3. All notices to the Insured or the Beneficiary from the Company shall be in writing and shall be mailed postpaid to the address on the face of this Policy or the last known address unless the Company is otherwise notified in writing or shall be sent by alternate means of delivery. The Company and the Insured may mutually agree in writing that notices shall be sent to any additional Person; otherwise, no liability is incurred by the
          Company if it is discovered that notice should have been but was not sent to a Person other than the Insured.

     (b)  All notices, claims, tenders, reports and other data required to be submitted to the Company or the Insured or the Beneficiary shall be deemed to have been given five (5) days after the date of mailing when properly addressed and mailed, with postage prepaid, or upon the actual receipt thereof when sent by alternate means of delivery.
          In computing any period of time prescribed or allowed in this
          Policy, the day of the act or event from which the designated period of time begins to run shall not be included. The last day of the period so computed shall be included, unless it is a Saturday, a
          Sunday, or a legal holiday. Legal holiday means any day appointed by the President or the Congress of the United States, or by the state in which the Insured or Company, as appropriate (i.e., depending on the location at which the time period is to be measured), is located.

6.4   Down Payment--

                                page 28 of 30

     (a)  Subject to Section 2.2 (Representations of the Insured) and except as provided in Section 6.4(b), it is an express condition to coverage under this Policy that (i) in the event the Loan is for the purchase of the Property, the Borrower must have made a Five Percent
          (5%) Down Payment, (ii) the original principal balance of the Loan not have exceeded ninety-five percent (95%) of the Fair Market
          Value, and (iii) the Loan is secured by a First Deed of Trust.

     (b)  If the Insured chooses to submit an application under a Company program which does not require a Five Percent (5%) Down Payment, subject to Section 2.2 (Representations of the Insured), it is an
          express condition to coverage under this Policy that (i) in the event the Loan is for the purchase of the Property, the Borrower must have made the down payment, if any, required by the Company program, and (ii) the Loan is secured by a First Deed of Trust.

6.5 Reports and Examinations-As pertinent to any Loan, the Company may call upon the Insured for such reports as it may deem necessary and may inspect the books or accounts of the Insured. The Insured, as often as may be reasonably required, shall submit to examinations under oath, by any Person named by the Company, and subscribe the same.

6.6   Suit--

     (a)  No suit or action for recovery of any claim under this Policy shall be sustained in any court of law or equity unless the Insured has substantially complied with the material terms and conditions of this Policy, and unless the suit or action in equity is commenced within one (1) year after a claim for benefits under this Policy has been denied or the cause of action accrued, or within three (3)
          years after the Insured is required to begin Appropriate Proceedings under Section 4.6 (Appropriate Proceedings), whichever is earlier, and thereafter any such claim shall be barred.

     (b)  If a dispute arises concerning the Loan and involving either the
          Property or the Insured, the Company has the right to protect its interest by defending the suit, even if the allegations contained in such suit are groundless, false or fraudulent. The Company is not required to defend any lawsuit involving the Insured, the Property or the Loan. The Company shall also have the right to direct the
          Insured to institute a suit on the Insured's behalf, at the
          Company's sole expense, if this suit is necessary or appropriate to preserve the Company's rights.

     (c)  If, under applicable law, the Borrower successfully asserts defenses which have the effect of releasing, in whole or in part, the
          Borrower's obligation to repay the Loan, the Company shall be released to the same extent and amount from its liability under this
          Policy. This Section 6.6(c) shall not apply in the event of a
          Chapter 13 "cramdown."

6.7 Indemnification--Subject to Section 2.2 (Representations of the Insured),
   the original Insured agrees to and shall indemnify against and hold each of the Indemnified Persons harmless from all losses, damages, penalties, fines, expenses (including attorneys' fees) and costs, incurred by any of them resulting or arising, directly or indirectly, in whole or in part, from a breach by the original Insured or any of its employees or agents, including, without limitation, any Reporting Acceptance Program(R)
   Underwriter, of (a) any representation contained in Section 1A.1 (Reporting
   Acceptance Program(R) Manual), (b) any representation made in connection with this Policy that any Loan meets the Reporting Acceptance Program(R)
   Guidelines or (b) the agreements contained in Section 1A.3 (Post-Reporting
   Audit) and Section 4.2 (Copy of Loan File Documents). It is agreed by the
   Company that its sole remedy for a breach by the original Insured or any of its employees or agents, including, without limitation, any Reporting
   Acceptance Program(R) Underwriter, of (a) any representation contained in
   Section 1A.1 (Reporting Acceptance Program(R) Manual) or (b) the agreements contained in Section 1A.3 (Post-Reporting Audit) and Section 4.2 (Copy of
   Loan File Documents) shall be to seek indemnification under this Section
   6.7 and otherwise seek contractual damages from such Persons.

                                page 29 of 30

6.8 Conformity to Statute; Applicable Law--Any provision of this Policy which is in conflict with the law of the jurisdiction in which the original
   Insured is located, as shown on the face of this Policy, is hereby amended to conform to the minimum requirements of that law. This Policy, as it pertains to any Loan, Claim, Commitment, Certificate, or otherwise, shall be governed by and construed in accordance with the laws of the jurisdiction in which the original Insured is located, as shown on the face of this Policy.

6.9 Parties in Interest--This Policy is a first party contract only and shall inure to the benefit of and be binding upon the Company and its successors and assigns and the Insured and its permitted successors and assigns, including any Beneficiary. Neither the Borrower, nor any successive owner of the Property, nor any other third party, is included or intended as a beneficiary of or an insured under this Policy. No payments made hereunder to the Insured shall affect or lessen the Insured's rights of recovery against the Borrower.

6.10 Agency--Neither the Insured, its Servicers, nor any of their employees or agents (including any of the original Insured's Reporting Acceptance
   Program(R) Underwriters) shall be or shall be deemed to be agents of the
   Company.

6.11 Electronic Media--The Company and the Insured may agree, from time to time, that information, documents or other data may be transferred to the
   Insured by the Company or to the Company by the Insured by electronic media acceptable to the Insured and to the Company. In addition, the Company may maintain information, documents or other data on electronic media or other media generally accepted for business records (such as microfiche). The
   Company and the Insured agree that information, documents or other data stored on such electronic or such other media are equally acceptable between the parties for all purposes as information, documents or other data maintained in printed or written form.

6.12  Amendments; Waiver--

     (a)  The Company reserves and shall have the right to amend the terms and conditions of this Policy from time to time. Any such amendment (i)
          shall be effective only after the Company has given the Insured written notice thereof by an endorsement to this Policy setting forth such amendment and (ii) shall be applicable only with respect to Commitments issued after the effective date of such amendment.
          Additionally, the Company and the Insured may modify or amend this
          Policy in any respect whatsoever or rescind or terminate this Policy without the consent of or notice to the Borrower or any other
          Person.

     (b)  No term, condition or requirement of this Policy shall be deemed waived, modified or otherwise compromised unless such waiver, modification or compromise is stated in a writing duly executed by the Company. Each of the terms, conditions and requirements of this
          Policy is severable, and a waiver, modification or compromise of one shall not be construed as a waiver, modification or compromise of any other.

     (c)  Neither the Insured nor any Reporting Acceptance Program(R)
          Underwriter shall have the authority to waive or modify any condition or requirement of this Policy.

6.13 Titles-Titles used for Sections are for convenience of reference only and are not a part of the Terms and Conditions of this Policy.

                                page 30 of 30

DEA1117 07/01
[LOGO]
UNITED GUARANTY MORTGAGE INDEMNITY COMPANY           Amendatory Endorsement
230 N. Elm Street/27401             Telephone: 336-373-0232
P.O. Box 21367                      Nationwide: 800-334-8966
Greensboro, NC 27420-1367

                                      FOR
                               SPECIAL PRODUCTS
                        REPORTING ACCEPTANCE PROGRAM(R)
                                 MASTER POLICY

                            CONVERSION OF COVERAGE

The above Special Products Reporting Acceptance Program(R) Master Policy is
hereby amended effective as of the date stated on the face of this Policy as follows:

A new Section 9 (Conversion of Coverage) is added reading as follows:

9     Conversion of Coverage

Insured may convert coverage extended under this Policy to other coverage offered by the Company on the following terms and conditions

     9.1  Conversion of Coverage

          (a)  Application for Conversion

            Insured shall apply for a conversion of coverage in the manner prescribed by or acceptable to the Company.

          (b)  Acceptance of Conversion

            The Company's acceptance of the conversion of coverage shall be in the form of a policy which sets forth the terms and conditions of the new coverage.

          (c)  Effect of Conversion

            Any Loan included in the conversion of coverage shall no longer be covered under this Policy.

          (d)  Reinstatement of Coverage

            If, under the terms of the policy issued pursuant to this Section
            9.1(b), the conversion of coverage is rescinded, all Loans previously covered under this Policy shall be covered under this
            Policy in the same manner as if the conversion had not taken place, subject to the terms and conditions of this Policy.

     9.2  Conversion of Coverage to the Co-Primary(sm) Master Policy Program

          (a)  Application for Co-Primary(sm) Master Policy Program

            Insured may apply to convert coverage under this Policy to the
            Co-Primary(sm) Master Policy Program in accordance with the provisions of Section 9.1 (Conversion of Coverage).

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DEA1117 07/01

          (b)  Definitions for Co-Primary(sm) Master Policy Program

               (i)  Loan-to-Value--Loan-to-Value means that ratio, expressed as a percentage, equal to

                    (A)  the principal balance of the loan

                    divided by

                    (B)  the Fair Market Value.

                (i) Policy Period--Policy Period means that time period so designated in the Co-Primary(sm) Master Policy.

                (ii) Schedule--Schedule means that Schedule so designated in the Co-Primary(sm) Master Policy.

              (iii) Total Initial Unpaid Principal Balances--Total Initial
                    Unpaid Principal Balances mean the amount designated as
                    such on the face of the Co-Primary(sm) Master Policy.

          (c)  Terms and Conditions for Conversion to Co-Primary(sm) Master
               Policy Program

               The terms and conditions for conversion to the Co-Primary(sm)
               Master Policy Program are as follows

               (i)  the minimum Total Initial Unpaid Principal Balances in the
                    Co-Primary(sm) Master Policy issued pursuant to Section
                    9.1(b) shall be one hundred twenty million ($120,000,000)
                    per Policy Period,

               (ii) no more than twenty-five percent (25%) of the Total
                    Initial Unpaid Principal Balances may be on Loans securing
                    Properties located in any one state or the District of
                    Columbia per Policy Period,

               (iii) on the date of the application for conversion, the
                    delinquency ratio of the Insured with respect to all Loans insured by the Company for the Insured under any policy
                    with the Company must be less than three percent (3%),

               (iv) no more than fifty percent (50%) of the Total Initial
                    Unpaid Principal Balances may be on Loans securing
                    Properties located in any three states (including the
                    District of Columbia) per Policy Period,

               (v)  the following minimum Coverage Percentages must be in place on each Loan before that Loan may be converted to
                    the Co-Primary(sm) Master Policy

                   (i)     95.01%-100% Loan-to-Value 30% Coverage Percentage
                   (ii)  90.01%-95.00% Loan-to-Value 25% Coverage Percentage
                   (iii) 85.01%-90.00% Loan-to-Value 17% Coverage Percentage
                   (iv)  80.01%-85.00% Loan-to-Value 12% Coverage Percentage,

               (vi) no Loan may be listed on the Schedule which, on the date it was Consummated, had a Loan-to-Value less than eighty
                    percent (80%),

               (vii) no Loan may be listed on the Schedule which was
                    Consummated more than twelve (12) months prior to the date the Loan is listed on the Schedule,

               (viii) no Loan may be in Default on the date it is listed on the Schedule,

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DEA1117 07/01

     (d)  Exceptions to the Terms and Conditions for the Co-Primary(sm) Master
          Policy Program

          Exceptions to the terms and conditions for conversion to the
          Co-Primary(sm) Master Policy Program may be made only in a writing signed by the Insured and the Company.

9.3   Conversion of Coverage to the Expanded Primary Master Policy Program

     (a)  Application for Expanded Primary Master Policy Program

          Insured may apply to convert coverage under this Policy to the
          Expanded Primary Master Policy Program in accordance with the provisions of Section 9.1 (Conversion of Coverage).

     (b)  Definitions for Expanded Primary Master Policy

               (i)  Schedule--Schedule means that Schedule so designated in the Expanded Primary Master Policy.

     (c)  Terms and Conditions for Conversion to Expanded Primary Master
          Policy Program

      The terms and conditons for conversion to the Expanded Primary Master
      Policy Program are as follows

               (i)  no Loan may be in Default on the date it is listed on the
                    Schedule,

               (ii) no Loan may be converted which has negative amortization, and,

               (iii) no Loan may be converted which is, on the date of the application for conversion, included in any other
                    structured program offered by the Company.

     (d)  Exceptions to the Terms and Conditions for the Expanded Primary
          Master Policy Program

      Exceptions to the terms and conditions for conversion to the Expanded
      Primary Master Policy Program may be made only in a writing signed by the Insured and the Company.

DEA1117 07/01                     page 3 of 3